Exhibit 99.1

[Vignette Logo]

For Release 6:00 a.m. CST

Jan. 22, 2004

VIGNETTE PROFITABLE FROM OPERATIONS IN FOURTH QUARTER 2003

Performance Driven by 21% Sequential Quarterly License Revenue Growth

AUSTIN, TX– January 22, 2004 – Vignette Corporation today announced financial results for the fourth quarter and fiscal year ended December 31, 2003, meeting or exceeding its objectives for the sixth consecutive quarter. Total revenue for the fourth quarter was $39.2 million with license revenue representing $16.2 million of total revenue. For the year ended December 31, 2003, total revenue was $158.3 million, with license revenue representing $61.0 million of total revenue.

On a GAAP basis, Vignette’s operating profit for the fourth quarter was $8.9 million while its net income was $10.3 million or $0.04 per share. On a GAAP basis, operating loss for the year totaled $4.0 million and the net loss for the year was $33,000 or $0.00 per share. GAAP results for the fourth quarter and full year include a benefit of $12.7 million related to a real estate restructuring.

On a non-GAAP basis, Vignette’s operating profit for the quarter was $66,000, and non-GAAP net income for the quarter was $1.5 million or $0.01 per share. The non-GAAP operating loss for the year was $7.9 million and the non-GAAP net loss for the year was $3.9 million or $(0.02) per share. Non-GAAP results exclude amortization of deferred stock compensation and certain intangible assets and one-time charges. One-time charges generally include business restructuring-related, investment and fixed asset impairment charges.

“I couldn’t be more proud of the roughly 800 men and women in Vignette who have worked tirelessly in our drive to profitability,” said Thomas E. Hogan, president and chief executive officer at Vignette. “Our results from core operations, combined with the strength of our balance sheet, ensure our long-term ability to innovate, lead and invest, as well as to serve our customers with the highest levels of service and support. Our priorities going forward will focus on steady improvements in top-line growth and market share, while maintaining our commitment to our customers’ unqualified satisfaction. Our planned acquisition of Tower Technology will clearly play an important role in our growth imperative. With the acquisition of Tower Technology, Vignette will have the unique and compelling ability to both manage and deliver critical business information.”

Intent to Acquire Tower Technology Pty Ltd

Vignette today also announced that it has signed a definitive agreement to acquire Tower Technology Pty Ltd, a leading enterprise document and records management vendor. When complete, the acquisition will bring together the market leader in content management, collaboration and portal solutions with Tower Technology’s industry-leading document and records management solutions to offer organizations worldwide a comprehensive enterprise content management application set upon which to base and manage enterprise Web initiatives. Under the terms of the agreement with Tower Technology, Vignette will pay $125 million, comprised of $45 million in cash and $80 million of Vignette stock. The transaction is subject to approval from Tower Technology stockholders and customary closing conditions. For additional details, please see the related press release.

Intraspect Software Acquisition and Product Shipment

On December 11, 2003, Vignette completed its acquisition of Intraspect Software Inc., a leading collaboration solutions company, for approximately $10 million in cash and 4.2 million shares of Vignette stock. With the acquisition of Intraspect, Vignette is uniquely positioned as the only independent enterprise software vendor to offer organizations a unified, award-winning content management, portal and collaboration solution that incorporates business processes and delivers advanced capabilities to power the enterprise Web and drive business efficiency. Concurrent with the close of the transaction, Vignette announced the general availability of three solutions based on Intraspect technology: Vignette® Business Workspaces, Vignette® Strategic Account Management and Vignette® Project Delivery.

By incorporating Intraspect’s leading collaboration solutions into the Vignette® V7 family of products, Vignette has strengthened its product portfolio to give the company a strong competitive differentiation. Vignette collaboration solutions integrate seamlessly with the desktop productivity tools of today’s business user, while providing the scalability, security, extensibility and standards support that Web-based enterprise solutions demand.

“We are very pleased with the contribution of Vignette Collaboration Services to our fourth quarter results,” Hogan continued. “The marked and immediate customer interest for Vignette’s new collaboration solutions affirmed the strategic value of our decision and the synergy of enterprise collaboration with content and portal applications. We believe we have an opportunity to lead this category and expect collaboration to make a major contribution to our growth.”

Industry Recognition

Transform Magazine selected Vignette V7 as its 2003 Product of the Year and Readers’ Choice Awards winner for Web Content Management. As a Transform Magazine Product of the Year winner, Vignette V7 was selected for its innovation and advancement in technology, outstanding value, and proven market success. Transform Magazine’s editors examined the latest in content and collaboration technologies, and their year-end selection process leveraged insight gained from intense market research and customer interviews. Analysts and IT consultants also weighed in, providing extensive knowledge of the content management industry and personal experience with the products.

Also during the quarter, Vignette was named a Forbes Magazine Best of the Web winner for the fourth consecutive year. The magazine praised Vignette V7’s broad set of capabilities, including Web content management, portal development and deployment, and custom Web applications. Selected this year as a top software vendor, Vignette has been included in Forbes’ Best of the Web since the program’s inception in 1999. This list evaluates numerous companies in 21 industries based on company strategy, execution and product offering. Vignette was recognized for its ability to operate in both major programming environments, Microsoft .NET and J2EETM, and its ability to support most content authoring tools.

Customers

New customers added during the quarter include the Athens Olympics Committee 2004, British Medical Journal, Keenan and Associates, Mexico Secretaria de Communicaciones y Transportes, Multnomah County (Ore.), National Instruments, Telenor and the U.K. House of Commons. The company also recognized follow-on orders from existing customers including Axa Banque, Ballard Power Systems, Caixa Geral de Depositos, Euronext Paris, Iberia, IHC Health Services, National Semiconductor, Optus, Telecom Italia Mobile, Telefonica Moviles, Telekom Austria AG and Wells Fargo Services Company.

Executive Leadership

In November 2003, Vignette appointed Joseph M. Grant to its board of directors. Grant is currently chairman and CEO of Texas Capital Bancshares Inc. as well as chairman of Texas Capital Bank and its Internet division, BankDirect. Grant brings valuable financial and corporate governance expertise to Vignette’s board, having ascended steadily in banking since launching his career in 1961 at Citibank. Additionally, he served as chief financial officer at EDS from 1990 to 1998.

Also in November 2003, Patti Jones assumed responsibility for Vignette’s global sales as Vignette’s new senior vice president of worldwide sales and distribution. Previously the company’s vice president of strategic alliances and business development, Jones is tasked with accelerating Vignette’s reach and market penetration in its direct sales, channel distribution and key vertical markets.

North American and European Customer Summits

During October 2003, Vignette hosted its annual customer event, Vignette Village, in North America followed by its companion event in Europe in November 2003. The events attracted hundreds of current customers, prospects, industry analysts, technology partners and systems integrators. During the customer conferences, Vignette updated participants on its product and corporate strategies, highlighting key developments that occurred during 2003 and outlining the company’s direction for 2004 and beyond. Customers and industry luminaries gave testimonials detailing firsthand experience with Vignette’s content management, portal, e-marketing and collaboration solutions and encouraged attending organizations to tap the potential of the enterprise Web and portal-based applications to generate competitive advantage and business efficiencies for their organizations.

Conference Call Details

Vignette will host a conference call and live Web cast regarding its fourth quarter and fiscal year 2003 financial results and planned Tower Technology acquisition on Thursday, January 22, 2004, at 8:00 a.m. EST. To access the Web cast, visit the Investor Relations section of Vignette’s Web site.

If you are not able to access the live Web cast, dial-in information is as follows:

Dial-in number: (612) 326-0027

Call title: Vignette Financial Results Call

The Web cast and conference call will be archived and available for replay from Thursday, January 22, 2004, at 11:30 a.m. EST to Thursday, January 29, 2004, at 12:59 a.m. EST. The replay information is as follows:

Toll-free number: (800) 475-6701

International number: (320) 365-3844

Access code: 716546

About Vignette Corporation

Vignette (Nasdaq: VIGN) is the expert in business efficiency. Vignette’s software and services help companies harness the power of information and the Web to increase productivity, reduce cost, increase the quality of user experiences and manage risk. Vignette’s solutions incorporate enterprise content management, portal, collaboration and integration software that can rapidly deliver unique advantages through an open, scalable, adaptable architecture. Vignette is headquartered in Austin, Texas, with local operations worldwide. Visit www.vignette.com to see how Vignette customers achieve documented efficiencies and find out why the world’s leading companies prefer Vignette.

Forward-Looking Statement

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding Vignette’s products, future sales, market growth, competition and the effects of both recent and planned acquisitions. All forward-looking statements included in this press release are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, overall trends affecting the growth of e-business; the Internet and the economy; political and economic uncertainty arising out of terrorist attacks; fluctuations in quarterly operating results due to competition; the length of our sales cycles; customer-timing decisions; general economic conditions; meeting Nasdaq’s National Market listing requirements; our ability to continue to develop new products and services to meet the rapid competitive cycles of our industry; our ability to maintain the growth in the number of trained third-party consultants; our ability to recognize recurring revenue from our existing customers; our ability to continue to develop a professional services business; our ability to successfully complete the implementation of our business restructuring efforts; our ability to attract and retain key talent; our ability to integrate recent and planned acquisitions successfully, including our ability to integrate the management teams and employees of acquired companies with the Company’s management team and employees, the market opportunities available to the combined company, the ability of the combined company to realize its objectives of growing the market, the strategic and operational benefits to the combined company, the expectation of greater revenue opportunities, operating efficiencies and cost savings as a result of the acquisitions and relocation of certain operations to the Company’s headquarters. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is in the Company’s reports filed from time to time with the Securities and Exchange Commission.

Vignette, the V Logo, e:fficiency, and e:fficiency experts are trademarks or registered trademarks of Vignette Corporation in the United States and other countries.

Tower Technology is trademark or registered trademark of Tower Technology, Inc. in Australia and other countries.

All other names are the trademarks or registered trademarks of their respective companies.

For more information: Investors only	Press only
Charles Sansbury	Alison Raffalovich	Jim Hahn
Chief Financial Officer	Corporate Communications	Corporate Communications
(512) 741-4400	(512) 741-1214	(512) 741-4871
csansbury@vignette.com	araffalo@vignette.com	jim.hahn@vignette.com

VIGNETTE CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2003	December 31, 2002
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$239,513	$307,754
Accounts receivable, net	29,987	28,817
Prepaid expenses and other current assets	6,425	4,044

Total current assets	275,925	340,615

Property and equipment, net	16,671	23,500

Investments	12,446	13,652
Intangible assets, net	58,324	44,630
Other assets	2,750	2,215

Total assets	$366,116	$424,612

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$30,695	$77,647
Deferred revenue	34,164	41,644
Current portion of capital lease obligation	67	324
Other current liabilities	5,250	6,375

Total current liabilities	70,176	125,990

Deferred revenue, less current portion	1,303	2,650
Long-term liabilities, less current portion	13,291	30,120

Total liabilities	84,770	158,760

Stockholders’ equity	281,346	265,852

Total liabilities and stockholders’ equity	$366,116	$424,612

VIGNETTE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
	(Unaudited)
Revenue:
Product license	$16,180	$17,963	$60,986	$62,418
Services	23,013	22,431	97,328	92,720

Total revenue	39,193	40,394	158,314	155,138
Cost of revenue:
Product license	878	682	2,844	2,388
Amortization of acquired technology	1,050	267	3,450	267
Services	9,565	9,946	39,531	43,674

Total cost of revenue	11,493	10,895	45,825	46,329

Gross profit	27,700	29,499	112,489	108,809
Operating expenses:
Research and development	8,472	12,677	39,923	51,334
Sales and marketing	17,033	20,318	68,160	84,775
General and administrative	3,179	4,376	15,727	21,344
Purchased in-process research and development, acquisition-related and other charges	1,988	1,786	4,258	1,786
Impairment of intangible assets	–	147,269	–	147,269
Business restructuring charges	(12,676)	3,950	(14,687)	35,822
Amortization of deferred stock compensation	315	186	1,107	1,396
Amortization of intangibles	472	481	1,965	16,060

Total operating expenses	18,783	191,043	116,453	359,786

Income (loss) from operations	8,917	(161,544)	(3,964)	(250,977)
Other income (expense), net	1,672	1,421	5,068	(517)

Income (loss) before income taxes	10,589	(160,123)	1,104	(251,494)
Provision for income taxes	287	627	1,137	1,319

Net income (loss)	$10,302	$(160,750)	$(33)	$(252,813)

Basic and diluted net income (loss) per share	$0.04	$(0.64)	$(0.00)	$(1.01)

Shares used in computing net income (loss) per share:
Basic	255,410	250,607	253,100	249,212
Diluted	271,664	250,607	253,100	249,212

VIGNETTE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS – NON-GAAP

(in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Revenue:
Product license	$16,180	$17,963	$60,986	$62,418
Services	23,013	22,431	97,328	92,720
Total revenue	39,193	40,394	158,314	155,138
Cost of revenue:
Product license	878	682	2,844	2,388
Services	9,565	9,946	39,531	43,674

Total cost of revenue	10,443	10,628	42,375	46,062

Non-GAAP gross profit (1)	28,750	29,766	115,939	109,076
Operating expenses:
Research and development	8,472	12,677	39,923	51,334
Sales and marketing	17,033	20,318	68,160	84,775
General and administrative	3,179	4,376	15,727	21,344

Total operating expenses	28,684	37,371	123,810	157,453

Non-GAAP income (loss) from operations (1)(2)	66	(7,605)	(7,871)	(48,377)
Other income, net	1,672	1,421	5,068	6,076

Non-GAAP income (loss) before income taxes (1)(2)(3)	1,738	(6,184)	(2,803)	(42,301)
Provision for income taxes	287	627	1,137	1,319

Non-GAAP net income (loss) (1)(2)(3)	$1,451	$(6,811)	$(3,940)	$(43,620)

Non-GAAP basic and diluted net income (loss) per share (1)(2)(3)	$0.01	$(0.03)	$(0.02)	$(0.18)

Shares used in computing non-GAAP net income (loss) per share:
Basic	255,410	250,607	253,100	249,212
Diluted	271,664	250,607	253,100	249,212

Supplemental Data (1)(2)(3):

(1) For the quarters ended December 31, 2003 and 2002, excludes amortization of technology acquired in both the Epicentric, Inc. and Intraspect Software, Inc. business combinations ($1.1M and $0.3M, respectively). For the years ended December 31, 2003 and 2002, excludes amortization of technology acquired in both the Epicentric, Inc. and Intraspect Software, Inc. business combinations ($3.5M and $0.3M, respectively).

(2) For the quarters ended December 31, 2003 and 2002, excludes: (a) purchased in-process research and development, acquisition-related and other charges ($2.0M and $1.8M, respectively); (b) impairment of intangible assets ($0 and $147.3M, respectively); (c) business restructuring (e) amortization of intangible assets ($0.5M and $0.5M, respectively). For the years ended December 31, 2003 and 2002, excludes: (a) purchased in-process research and development, acquisition-related and other charges ($4.3M and $1.8M, respectively); (b) impairment of intangible assets ($0 and $147.3M, respectively); (c) business restructuring charges [($14.7)M and $35.8M, respectively]; (d) amortization of deferred stock compensation ($1.1M and $1.4M, respectively); and (e) amortization of intangible assets ($2.0M and $16.1M, respectively).

(3) For the years ended December 31, 2003 and 2002, excludes impairment charges for certain equity investments ($0 and $6.6M, respectively).